EXHIBIT (a)(4)
                            CERTIFICATE OF AMENDMENT
                                       OF
                            CERTIFICATE OF FORMATION
                                       OF
                COLUMBIA FLOATING RATE LIMITED LIABILITY COMPANY

         1. The name of the limited liability company is COLUMBIA FLOATING RATE LIMITED LIABILITY COMPANY (the "Fund").

         2. The Certificate of Formation of the Fund is hereby amended as follows:

         FIRST: The name of the limited liability company shall be known as "Highland Floating Rate Limited Liability Company" and the Managers shall conduct the business of the Fund under that name or any other name as they may from time to time determine.

         3. This Certificate of Amendment shall be effective on October 18,
2004.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation of Columbia Floating Rate Limited Liability Company this 20th day of September, 2004.

                                     /s/  M. JASON BLACKBURN
                                     -----------------------------
                                     Name:   M. Jason Blackburn
                                     Title:  Secretary